SERVISFIRST BANCSHARES, INC.

Announces Record Second Quarter 2013

Birmingham, Ala. – (PR Newswire) – July 16, 2013 – ServisFirst Bancshares, Inc. today announced record earnings for the quarter and six months ended June 30, 2013.

Second Quarter 2013 Highlights:

▪	Second quarter record net income of $9.6 million, a 17.1% increase year / year
▪	Diluted earnings per share of $2.64 for the six months ended June 30, 2013, a 9.5% increase year /year
▪	Strong balance sheet quality with non-performing assets less than 1% of total assets
▪	Full Mobile team of officers and directors joined ServisFirst in the second quarter and Nashville office opened.

Tom Broughton, President and CEO, said “We are pleased to exceed $3 billion in total assets during the quarter as we celebrated our eighth anniversary.” Bud Foshee, CFO, stated “We continue to focus on improving service levels to our customers which continue to attract new clients to the Bank.”

ABOUT SERVISFIRST:

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc. are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Bud Foshee (205) 949-0307

BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except shares and per share data)

	Three Months Ended
	June 30,		March 31,
	2013	2012	2013
Total interest income	$30,692	$26,654	$29,165
Total interest expense	3,211	3,749	3,264
Net interest income before provision	27,481	22,905	25,901
Provision for loan losses	3,334	3,083	4,284
Net interest income after provision for loan losses	24,147	19,822	21,617
Total noninterest income	2,573	2,428	2,797

Salaries and employee benefits	7,056	5,248	5,679
Other noninterest expense	5,316	4,647	5,073
Total noninterest expense	12,372	9,895	10,752
Income before taxes	14,348	12,355	13,662
Income taxes	4,662	4,024	4,411
Net income	9,686	8,331	9,251
Preferred stock dividends	100	100	100
Net income available to common stockholders	$9,586	$8,231	$9,151

Basic earnings per common share	$1.38	$1.38	$1.44
Diluted earnings per common share	$1.33	$1.21	$1.31
Average basic common shares	6,944,900	5,981,218	6,341,605
Average diluted common shares	7,218,442	6,933,564	7,076,505

	Six Months Ended June 30,
	2013	2012
Total interest income	$59,857	$52,225
Total interest expense	6,475	7,582
Net interest income before provision	53,382	44,643
Provision for loan losses	7,618	5,466
Net interest income after provision for loan losses	45,764	39,177
Total noninterest income	5,370	4,697

Salaries and employee benefits	12,735	10,413
Other noninterest expense	10,389	8,513
Total noninterest expense	23,124	18,926
Income before taxes	28,010	24,948
Income taxes	9,073	8,361
Net income	18,937	16,587
Preferred stock dividends	200	200
Net income available to common stockholders	$18,737	$16,387

Basic earnings per common share	$2.83	$2.74
Diluted earnings per common share	$2.64	$2.41
Average basic common shares	6,618,129	5,971,630
Average diluted common shares	7,147,865	6,923,717

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2013	June 30, 2012	December 31, 2012
ASSETS
Cash and due from banks	$190,018	$71,334	$177,450
Investment securities	261,578	317,519	259,848
Restricted equity securities	3,738	4,018	3,941
Federal funds sold and other investments	2,590	84,468	3,291
Mortgage loans held for sale	16,374	15,000	25,826

Loans	2,590,192	2,022,589	2,363,182
Reserve for loan losses	(28,757)	(23,239)	(26,258)
Net loans	2,561,435	1,999,350	2,336,924
Foreclosed real estate	9,071	9,834	9,685
Bank owned life insurance contracts	57,969	41,165	57,014
Other assets	37,815	27,555	32,335
Total assets	$3,140,588	$2,570,243	$2,906,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	$562,295	$467,344	$545,174
Interest-bearing	2,112,781	1,773,558	1,966,398
Total deposits	2,675,076	2,240,902	2,511,572
Federal funds purchased	175,475	80,205	117,065
Borrowings	19,924	30,514	34,967
Interest payable	905	935	942
Other liabilities	4,057	2,819	8,511
Total liabilities	2,875,437	2,355,375	2,673,057

Stockholders' equity	265,151	214,868	233,257
Total liabilities and stockholders' equity	$3,140,588	$2,570,243	$2,906,314

SERVISFIRST BANCSHARES, INC.

Key Ratios

	Three Months Ended
	June 30,		March 31,
	2013	2012	2013
Return on average assets	1.29%	1.31%	1.30%
Return on average common equity	14.65%	15.74%	15.12%
Net interest margin (fully taxable-equivalent)	3.93%	3.85%	3.92%
Efficiency ratio	41.17%	39.06%	37.47%

	Six Months Ended June 30,
	2013	2012
Return on average assets	1.30%	1.32%
Return on average common equity	15.09%	16.02%
Net interest margin (fully taxable-equivalent)	3.92%	3.81%
Efficiency ratio	39.36%	38.36%

	June 30,		March 31,
	2013	2012	2013
Book value per common share	$32.29	$29.13	$31.54
Tangible book value per common share	$32.29	$29.13	$31.54
% of reserve for loan losses to total loans	1.11%	1.15%	1.12%
Nonperforming assets to total loans
plus foreclosed real estate	0.93%	1.08%	1.31%
Nonperforming assets to total assets	0.77%	0.85%	1.13%